SCHEDULE 14A
                                 (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement          / / Confidential, For Use of the
                                              Commission Only (as Permit-
                                              ted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          THE BOMBAY COMPANY, INC.
                          ------------------------
              (Name of Registrant as Specified in Its Charter)

     Michael J. Veitenheimer, Vice President, Secretary and General Counsel
     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------

(2)  Aggregate number of securities to which tranactions applies:

     ---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------

(5)  Total fee paid:

     ---------------------------------------------------------------

/ / Fee paid previously with preliminary materials.


/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

     ----------------------------

(2)  Form, Schedule or Registration Statement No.:

     ----------------------------

(3)  Filing Party:

     ----------------------------

(4)  Date Filed:

     ----------------------------







                              THE BOMBAY COMPANY, INC.

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    May 22, 1997

          To the Shareholders:

               The Annual Meeting of Shareholders of The Bombay Company, Inc. will be held at the Dorothea Leonhardt Lecture Hall at the Botanic Garden Center Complex, 3220 Botanic Garden Blvd., Fort Worth, Texas, on May 22, 1997 at 9:00 a.m. (C.D.T.) for the following purposes:

               1. To elect two directors in Class C to serve for three-year terms expiring in 2000, or until their successors are elected and qualified; and

               2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

               By resolution of the Board of Directors, only shareholders of record as of the close of business on March 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. The Annual Report of the Company, including financial statements for the fiscal year ended February 1, 1997, has been mailed to all shareholders.





                                         By Order of the Board of Directors


                                                    MICHAEL J. VEITENHEIMER
                                                  Vice President, Secretary
                                                        and General Counsel







          Fort Worth, Texas
          April 9, 1997

             IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                              THE BOMBAY COMPANY, INC.
                                  550 Bailey Avenue
                               Fort Worth, Texas 76107
                                   (817) 347-8200

                                   PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS

                                    May 22, 1997


                       SOLICITATION AND REVOCABILITY OF PROXY

               This Proxy Statement and the accompanying proxy, first mailed to shareholders on April 9, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of The Bombay Company, Inc. (the "Company") for use at the annual meeting of shareholders for the fiscal year ended February 1, 1997, which meeting is to be held on May 22, 1997, (the "Annual Meeting") or at any adjournment(s) thereof. Giving the proxy will not in any way affect a shareholder's right to attend the Annual Meeting and to vote in person. A proxy may be revoked at any time before it is exercised by requesting its return in writing to the Secretary at the office of the Company prior to or at the Annual Meeting, by the attendance and voting by a shareholder at the Annual Meeting or by the execution and delivery to the Company of a proxy dated subsequent to a prior proxy.

               A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted for the slate of two directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of any remaining item on the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters are properly raised, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

               The cost of soliciting proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) may be used to solicit proxies personally and by telephone. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. To the extent necessary in order to assure sufficient representation, a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether such a measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed with respect to the Annual Meeting as of the date of this Proxy Statement, and the costs of any such services cannot be estimated at this time.


                          RECORD DATE AND VOTING SECURITIES

             The Board of Directors has fixed the close of business on March 24, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date for the Annual Meeting, there were outstanding 38,010,809 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such person. All share numbers contained in this Proxy Statement have been adjusted for all stock splits unless otherwise noted.

                                 SECURITY OWNERSHIP

          Principal Shareholders

             The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission as of March 24, 1997, with respect to each person known to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

                     Name and Address of     Amount and Nature of     Percent
     Title of Class  Beneficial Ownership    Beneficial Ownership(l)  of Class
     --------------  --------------------    -----------------------  --------
     Common Stock    State of Wisconsin
                     Investment Board         3,694,300 shares (2)      9.72%
                     P.O. Box 7842
                     Madison, WI 53707

     Common Stock    The Crabbe Huson
                     Special Fund, Inc.,      3,573,430 shares (3)      9.40%
                     The Crabbe Huson Small
                     Cap Fund, and The Crabbe
                     Huson Group, Inc.
                     121 SW Morrison,
                     Suite 1400
                     Portland, OR 97204

          (l)Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

          (2)The State of Wisconsin Investment Board filed with the Securities and Exchange Commission an Amended Schedule 13G dated January 21, 1997, reporting ownership of 3,694,300 shares of Common Stock.


          (3)The Crabbe Huson Special Fund, Inc., The Crabbe Huson Small Cap Fund and The Crabbe Huson Group, Inc. filed with the Securities and Exchange Commission an Amended Schedule 13G dated February 7, 1997, reporting ownership of 3,573,430 shares of Common Stock.

          Securities Owned by Management

             The table below sets forth as of March 24, 1997 the numbers of shares of Common Stock beneficially owned by each of the directors of the Company, each executive officer or former executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

Title of                  Name of           Amount and Nature        Percent
 Class            Beneficial Ownership  of Beneficial Ownership (1) of Class
 -----            --------------------  --------------------------- --------
Common Stock           Barbara Bass              57,498(2)             *
Common Stock           Gerald A. Cook            13,065(3)             *
Common Stock           Edmund H. Damon           58,186(4)             *
Common Stock           James E. Herlihy         312,716(5)             *
Common Stock           Robert S. Jackson         31,462(6)             *
Common Stock           Brent A. Magnuson         19,929(7)             *
Common Stock           A. Roy Megarry            11,850(8)             *
Common Stock           Clayton E. Niles          81,624(9)             *
Common Stock           Alexandra M.T. Nourse    873,976(10)           2.3
Common Stock           Robert E. M. Nourse      873,976(10)           2.3
Common Stock           Robert E. Runice          29,312(11)            *
Common Stock           Carson R. Thompson       960,954(12)           2.5
Common Stock           Michael J. Veitenheimer  114,443(13)            *
Common Stock           Shirley Young             29,850(14)            *
Common Stock           All present executive  1,866,385(15)           4.9
                       officers and directors
                       as a group
                       (15 persons)

==========
*Less than one percent (1%)

          (1)Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated below. Includes shares which may be acquired by the exercise of options within sixty days after March 24, 1997. Does not include units under Director Stock Deferral Plan which may not be acquired within 60 days.

          (2)Includes 30,998 shares which may be acquired upon exercise of options. Ms. Bass disclaims beneficial ownership of 20,000 shares listed above which are owned by her spouse.

          (3)Includes 11,000 shares which may be acquired upon exercise of options.

          (4)Includes 41,124 shares which may be acquired upon exercise of options. Mr. Damon disclaims beneficial ownership of 6,157 shares listed above which are owned by his spouse and a trust for the benefit of his children.

          (5)Includes 264,171 shares which  may be acquired upon  exercise
             of options.   Mr. Herlihy  disclaims beneficial ownership  of
             1,405 shares listed above which are owned by his spouse.

          (6)Includes 30,999 shares which may be acquired upon exercise of options. Mr. Jackson was appointed acting President and Chief Executive Officer of the Company effective March 29, 1997.

          (7)Includes 13,400 shares which may be acquired upon exercise of options.

          (8)Includes 7,150 shares which may be acquired upon exercise of options. Mr. Megarry disclaims beneficial ownership of 4,700 shares listed above which are owned by his spouse.

          (9)Includes 10,750 shares which may be acquired upon exercise of options.

         (10)Alexandra M.T. Nourse and Robert E. M. Nourse were formerly the Executive Vice President-Merchandising, and President and Chief Executive Officer of the Company, respectively until their departure from the Company on September 5, 1996. In the table above, the 873,976 shares beneficially owned by Alexandra M.T. Nourse and Robert E. M. Nourse are reflected as being beneficially owned by each of them; therefore, the number of shares and percentage of the class reflected for each should not be added in determining the actual number of shares or percentage owned by both of them. Although included in the total number of shares above, each disclaims beneficial ownership of shares owned and options exercisable by the other. Ms. Nourse owns directly 230,439 shares and has beneficial ownership in options covering 50,000 shares. Mr. Nourse owns directly 353,537 shares and has beneficial ownership in options covering 75,000 shares. The Nourses also hold beneficial ownership of 165,000 shares held by a family limited partnership. These ownership numbers are as of October 1996, which is the most current information available to the Company.

         (11)Includes 15,812 shares which may be acquired upon exercise of options.

         (12)Includes 510,750 shares which may be acquired upon  exercise
             of options.   Mr. Thompson  resigned as  President and  Chief
             Executive Officer on March 29, 1997.

         (13)Includes 36,788 shares which may be acquired upon exercise of options.

         (14)Includes 9,850 shares which may be acquired upon exercise of options.

         (15)Includes  1,085,738  shares  which  may  be  acquired   upon
             exercise of options held by executive officers and directors. Does not include shares or vested options owned by Mr. Robert
             E. M. Nourse and Ms. Alexandra M.T. Nourse, who ceased being executive officers on September 5, 1996.

                                ELECTION OF DIRECTORS

                                      (Item 1)

             The Certificate of Incorporation of the Company provides that the members of The Bombay Company, Inc. Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The terms of office of the directors in Class C expire with this Annual Meeting. Mr. Robert
          E. M. Nourse resigned from the Board on September 5, 1996.

             To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The persons named in the enclosed form of Proxy, unless otherwise directed, intend to vote such Proxy FOR the election of the nominees named below as directors for the term specified. If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management in voting the shares represented by them. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. Except as limited by the Certificate of Incorporation or bylaws, to the knowledge of management, the nominees intend to serve the term for which election is sought. Cumulative voting is not permitted by the Certificate of Incorporation.

             The Board of Directors has nominated two persons for election as directors in Class C at this Annual Meeting to serve for three-year terms expiring in 2000, or until their successors are elected and qualified. All nominees are currently serving as directors and have consented to serve upon election.


                 Present Directors Who Are Nominated For Re-Election

                                                           Director  Term to
Director's Name    Age      Principal Occupation             Since    Expire
---------------    ---      --------------------           --------   ------
Edmund H. Damon    67       Private Investor and former       1984     2000
                            President and Chief
                            Executive Officer,
                            Pantasote, Inc.

Robert E. Runice   67       Private Investor and              1985     2000
                            retired Vice President and
                            President, Commercial
                            Development Division, US
                            West, Inc.

                  Continuing Directors Whose Terms Are Not Expiring

                                                           Director  Term to
Director's Name    Age      Principal Occupation             Since    Expire
---------------    ---      --------------------           --------  -------
Barbara Bass       46       Private Investor                  1993     1998

Robert S. Jackson  51       Acting President and Chief        1991     1998
                            Executive Officer of the
                            Company; Private Investor,
                            Business Consultant and
                            former President and Chief
                            Executive Officer, USPCI,
                            Inc.

A. Roy Megarry     60       Chairman, The Globe and           1994    1998
                            Mail and Consultant to
                            Thomson Newspapers

Clayton E. Niles   70       Chairman of the Board of          1982    1999
                            the Company

Carson R. Thompson 58       Former President and Chief        1978    1999
                            Executive Officer of the
                            Company, Chairman of the
                            Board and Chief Executive
                            Officer, PCI Capital
                            Corporation

Shirley Young      61       Vice President Consumer           1994    1999
                            Marketing Development,
                            General Motors Corporation

     Additional  information  regarding   the  two   nominees  for
election as directors and the continuing directors of the Company is as follows:

Nominees

             Edmund H. Damon joined the Board of Directors in 1984 and is a private investor after having served as President and Chief
          Executive Officer of Pantasote, Inc. from January 1, 1986 to September 22, 1989, and as President and Chief Operating Officer
          from May 1983 through  December 1985.   Mr. Damon served as Vice
          President of Mainstream Access, Inc. from September 1982 to May 1983, and as Vice President and a member of the Management Committee of The Singer Co. for more than three years prior to September 1982. Mr. Damon also serves on the Board of Directors of Newflo Corporation.

             Robert E. Runice joined the Board of Directors in 1985 and is a private investor and business consultant. He has been associated with the telecommunication industry for over forty years and from 1983 to 1991 was a Vice President of US West, Inc. and President, Commercial Development Division of US West, Inc. US West, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice also serves on the Boards of Directors of Tandy Brands Accessories, Inc. and Utilx, Inc.

          Continuing Directors

             Barbara Bass has been a director of the Company since February 17, 1993. She previously served as President and Chief Executive Officer of the Emporium Weinstock division of Carter Hawley Hale Stores, Inc., a department store chain, from 1989 to 1992. During 1987 and 1988, Ms. Bass served as Chairman of the Board and Chief Executive Officer of I. Magnum, a division of Federated Department Stores. Prior thereto, from 1980 until 1987, Ms. Bass was employed by Bloomingdales, a division of Federated Department Stores, serving as Executive Vice President from 1985 until 1987, Senior Vice President from 1983 until 1985, Merchandising Vice President from 1981 until 1983 and Operating Vice President during 1980 and 1981. Prior to joining Bloomingdales, Ms. Bass spent eight years in fashion retailing at Macy's California and Burdine's. Ms. Bass also serves on the Board of Directors of Starbucks Corporation.

             Robert S. Jackson was appointed acting President and Chief Executive Officer of the Company effective March 29, 1997. He has been a member of the Board of Directors since 1991 and is a private investor and business consultant after having served as President and Chief Executive Officer of USPCI, Inc., a former waste management subsidiary of Union Pacific Corporation from May 1991 until December 1994. From December 1981 until May 1991, Mr. Jackson was employed by Union Pacific Resources, the oil and gas and hard minerals subsidiary of Union Pacific Corporation, serving as its Vice President of Finance and Administration from 1984 until 1988 and as its Executive Vice President and Chief Financial Officer from 1988 until 1991.

             A. Roy Megarry was elected to the Board on October 13, 1994. Since 1993, he has served as Chairman of The Globe and Mail, a major Canadian newspaper headquartered in Uxbridge, Ontario, and as a consultant to Thomson Newspapers. Prior thereto, from 1978 to 1992, Mr. Megarry served as Publisher and Chief Executive Officer of The Globe and Mail newspaper. Mr. Megarry also serves on the Board of Directors of Hewlett-Packard (Canada) Ltd.

             Clayton E. Niles has been a member of the Board of Directors since 1982 and was elected Chairman of the Board on September 5, 1996. Mr. Niles has become a private investor since his
          retirement  on  May 1,  1986,  as  Chairman  of   the  Board  of
          Communications Industries, Inc., a position held since January 1, 1980. Communications Industries, Inc., acquired by Pacific Telesis Group, is a supplier of mobile telephone services. Mr. Niles served as Chief Executive Officer of Communications Industries, Inc. from January 1, 1976 until July 1, 1982, and thereafter re-assumed the office of President and Chief Executive Officer from July 1, 1983 until July 1, 1985. Mr. Niles also serves as Chairman of the Board of Tandy Brands Accessories, Inc.

             Carson R. Thompson served as Chairman of the Board of the Company from November 1982 until September 5, 1996, when he resigned the position in connection with being appointed President and Chief Executive Officer of the Company. Mr. Thompson resigned as President and Chief Executive Officer on March 29, 1997 and now serves as Chairman of the Board and Chief Executive Officer of PCI Capital Corporation. Mr. Thompson previously retired from the Company on June 30, 1991 after having served as Chief Executive Officer since July 1, 1982, and as President from July 1, 1982 to June 20, 1990. Prior thereto, Mr. Thompson served as President of Tex Tan Welhausen Co., a division of the Company, from 1974 until elected Vice President of the Company in May 1978 and thereafter elected Executive Vice President in September 1980. Mr. Thompson served as President and Chief Operating Officer of the Company from August 1981 to July 1982.

             Shirley Young was elected to the Board of Directors on May 11, 1994. Ms. Young has served as Vice President, Consumer Market Development for General Motors Corporation since June 1, 1988, and for the previous five years was a Marketing Consultant to General Motors. Prior thereto, Ms. Young spent over 25 years at Grey Advertising holding various positions including Executive Vice President, a member of the Agency Policy Council and, in 1983, became President of Grey Strategic Marketing. Ms. Young also serves on the Boards of Directors of Promus Corporation and Bell Atlantic Corporation and is a Consultant Director of the Dayton Hudson Corporation.

          Meetings and Committees of the Board

             For the fiscal year ended February 1, 1997, the Board of Directors met nine times. No director who served the entire fiscal year attended less than seventy-five percent (75%) of the meetings. The Board has three standing Committees, described below. Committee appointments are reviewed by the Board at its meeting following each annual meeting of shareholders.

             The Board of Directors has an Audit and Finance Committee currently composed of the following directors: A. Roy Megarry (Chairman) and Robert E. Runice. The Audit and Finance Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting, and internal controls. Specifically, the Committee reviews and approves the scope of the annual examination of the books and
          records  of   the   Company   and  reviews   the   findings   and
          recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors to the Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Committee, comprised entirely of non-employee directors, met four times during the fiscal year.

             The Board of Directors has a Compensation and Human Resources Committee currently composed of the following directors: Barbara Bass (Chair), Edmund H. Damon, Robert E. Runice and Shirley
          Young. The Compensation and Human Resources Committee is primarily concerned with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The Committee also recommends to the Board of Directors annual salaries, bonus programs and administers certain retirement, stock option and other plans covering executive officers. The Committee, comprised entirely of non-employee directors, met five times during the fiscal year.

             The Board of Directors has an Executive Committee currently composed of the following directors: Edmund H. Damon (Chairman), Barbara Bass, Clayton E. Niles, A. Roy Megarry and Carson R. Thompson. The Executive Committee is primarily concerned with the Company's strategic planning and also has the responsibility for director affairs, including the recommendation of nominees for new or vacant Board positions. The Committee will consider persons brought to its attention by shareholders. The names of the  proposed  nominees  should  be  sent  to  the  President  or
          Secretary of the Company at the address shown on the cover of this Proxy Statement. The Executive Committee has commenced a search for a new President and Chief Executive Officer for the Company following Mr. Thompson's resignation on March 29, 1997. The Committee met four times during the fiscal year.

          Compensation of Directors

             A. Cash Compensation. A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. For the fiscal year ended February 1, 1997, non-employee directors received cash compensation consisting of an annual retainer of $17,500, and an $1,000 fee for each Board meeting and each committee meeting attended. Committee chairmen received an additional annual retainer of $3,500 for committee work. Carson R. Thompson was paid a prorated annual retainer of $35,000 for serving as Chairman of the Board through September 5, 1996. Mr. Clayton E. Niles was paid at the same rate for the balance of the fiscal year. These amounts reflect no change in director cash compensation from that paid in the prior two fiscal years. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with travel accident and directors' and officers' liability insurance.

             B.   Director Stock  Option Plan.    The 1991  Director Stock
          Option Plan (the "Director Plan") was adopted by the Board of Directors on August 14, 1991 and approved by the Company's shareholders on November 12, 1991. The Director Plan provides for the granting of non-qualified stock options to members of the Board of Directors who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors"). The Director Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interests and efforts with those of the shareholders.

             The Director Plan, as amended, provides for an initial grant of an option to purchase the lesser of 4,000 shares (increased from 2,250 shares in fiscal 1995) or that number of shares equal to $75,000 at face value to each Non-Employee Director upon the date of his or her election or appointment (the "Initial Option"); and an annual grant of an option to purchase the same number of shares of Common Stock on the third business day after the Company issues its press release summarizing the Company's performance for the prior fiscal year (the "Annual Option").

             The exercise price of the options under the Director Plan is equal to the closing price of the Company's Common Stock on the date of grant. The Initial Option becomes exercisable at the rate of twenty percent (20%) per year commencing one year after the date of grant. Each Annual Option grant is exercisable in full six months following the date of grant. Payment for shares upon exercise shall be in cash. Options become fully exercisable upon the death or disability of an optionee or upon an optionee ceasing to be a director of the Company, provided the director has served at least five years on the Board and in the event of a change in control of the Company, as defined in the Director Plan. All options granted prior to 1994 expire three months from the date an optionee terminates his or her performance of services for the Company except in the cases of death or disability. An amendment covering all options granted after 1994 extended the exercise period from three months to thirty-six months upon death, disability or a director's retirement from the Board, provided such departing director has at least ten years of service or if such retirement is due to the Company's mandatory retirement age for directors.

             C.  Director  Stock Deferral Plan.   The  1993 Stock Deferral
          Plan for Non-Employee Directors (the "Director Deferral Plan") was adopted by the Board of Directors on June 24, 1993 and approved by shareholders on October 13, 1993. Under the Director Deferral Plan, non-employee directors are given an election to defer the receipt of annual and Committee chair retainers, which are then credited in stock units equivalent to Common Stock and held by the Company in an account for the benefit of each participating director. The stock units, which at all times are fully vested, become payable in the form of Common Stock upon retirement from the Board or otherwise as specified in the director's election notice. The stock units are adjusted for stock dividends, stock splits, combinations, reclassifications, recapitalizations or other capital adjustments. In the event of a change in control, as defined in the Director Deferral Plan, all units are immediately payable.

             The Board of Directors may terminate, suspend or amend the Director Deferral Plan, provided that certain material amendments must be submitted for shareholder approval to the extent necessary for the Director Deferral Plan to satisfy the requirements of the exemption from the short-swing profits rules under Section 16 of the Securities Exchange Act of 1934, as amended.

             D. Director Stock Ownership Guidelines. On June 24, 1993, the Board of Directors approved stock ownership guidelines for the Company's non-employee directors. The guidelines provide that each outside director is expected to achieve a stock ownership position equal to five times annual cash compensation no later than the completion of such director's fifth year of service on the Board. For purposes of the guidelines, annual cash compensation is defined as the annual retainer plus meeting fees, assuming attendance at four Board meetings and three Committee meetings. Stock beneficially owned by the directors and stock units held pursuant to the Director Deferral Plan count toward the satisfaction of the guidelines, but stock options, even if vested, are not considered owned for such purposes. The Executive Committee reviews compliance and progress toward satisfaction of the guidelines annually.


                          EXECUTIVE OFFICERS OF THE COMPANY

Current Executive Officers

   The executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:

                             Position(s) Held with           Officer of
  Name             Age           the Company             the Company Since
  ----             ---       ---------------------       -----------------
Robert S. Jackson  51       Acting President and Chief          1997
                             Executive Officer

James E. Herlihy   54       Executive Vice President and        1991
                             Chief Financial Officer

Gerald A. Cook     44       Senior Vice President,              1996
                             Stores

Brent A. Magnuson  34       Senior Vice President,              1996
                             Merchandising
                             and Marketing

Daniel L. Lawrence 48       Senior Vice President,              1996
                             Merchandise
                             Development and
                             International Sourcing

Elaine D. Crowley  38       Vice President, Finance and         1996
                             Treasurer

J. Michael Smith   42       Vice President, Human               1996
                             Resources

Michael J.         40       Vice President, Secretary           1985
Veitenheimer                 and General Counsel

          Business Experience

             Information concerning the business experience of Mr. Jackson is provided under the section entitled "Election of Directors."

             Mr. James E. Herlihy has served as Exec utive Vice President and Chief Financial Officer since March 16, 1995, as Executive Vice President, Treasurer and Chief Financial Officer of the Company since June 29, 1992 and as Vice President, Treasurer and Chief Financial Officer since July 15, 1991. From October 1988 until April 1991, Mr. Herlihy was Senior Vice President and Chief Financial Officer and a member of the Board of Directors of the S.E. Nichols Company, Inc., a regional discount department store chain which was converted into a deep discount drug and general
          merchandise retail store chain.   From June 1987 until  September
          1988, he  was Executive  Vice President  of The  Odd Lot  Trading
          Company,Inc., a chain of closeout retail stores.   Prior  thereto,
          from 1981 until 1986, Mr. Herlihy served as Vice President and Controller, and later as Senior Vice President, Chief Financial Officer and a member of the Board of Directors of The Grand Union Company, a food retail chain based in the Northeastern United States.

               Mr. Gerald A. Cook was named Senior Vice President, Stores on July 31, 1995 and elected as a corporate officer on February 21, 1996. Prior to joining the Company, from 1989 to 1995 Mr. Cook served as Vice President, General Merchandise Manager and as Vice President, Store Operations of Woman's World, a division of American Retail Group. From 1987 to 1989 he acted as Vice President of Barnes & Noble Trade Stores, following several years of store operations positions with B. Dalton Stores. From 1979 to 1984, Mr. Cook held retail and operation positions with The Gap.

             Mr. Brent A. Magnuson was named Senior Vice President, Merchandising and has served as Interim Senior Vice President of Marketing effective September, 1996 after serving as Vice President, Merchandise Management since January, 1996. He was elected a corporate officer on February 21, 1996. From
          September, 1995 to December, 1995, Mr. Magnuson was Vice President, Strategic Planning and from May, 1994 to August, 1995 was Director, Information Services of the Company. Mr. Magnuson joined Bombay from Price Waterhouse where from 1991 to 1994 he was a Manager in the Management Horizons Division and, from 1989 to 1991, served as Senior Consultant.

             Mr. Daniel L. Lawrence has served as Senior Vice President, Multinational Sourcing since 1992 and, in September 1996, was named to the position of Senior Vice President, Merchandise Development, assuming the additional responsibilities of product development and quality assurance. He was elected a corporate officer on February 21, 1996. From 1990 to 1992, he acted as Vice President, Merchandising for the former Bombay division of the Company. Mr. Lawrence joined Bombay after serving as Senior Vice President, Merchandising for Michael's Stores, Inc. and holding various positions at Pier 1 Imports from 1975 to 1988, including Vice President, Divisional Merchandise Director from 1986 to 1988.

             Ms. Elaine D. Crowley was named Vice President, Finance and Treasurer effective January 25, 1996 after having served as Corporate Controller since January 1995. Prior thereto, Ms. Crowley acted as Executive Vice President, Operations of The Bombay Company division from January 1994 to January 1995, Vice President and Controller from January 1991 to December 1994 and Controller from August 1990 to December 1990. Prior thereto, Ms. Crowley was with Price Waterhouse from 1981 to 1990.

             Mr. J. Michael Smith joined The Bombay Company, Inc. as Vice President, Human Resources on December 9, 1996. Prior thereto, from June 1992 to December 1996, Mr. Smith was Retail Vice President of Pearle, Inc., the world's largest retail eye wear supplier and a U.S. subsidiary of Grand Metropolitan, PLC. From May 1989 to June 1992, Mr. Smith was employed by the Burger King Corporation, as Vice President, Human Resources - USA Retail from March 1991 to June 1992, as Human Resources Director - Distribution Services from October 1990 to March 1991 and as
          Human Resources Director, Southeast Operations from May 1989 to October 1990. Previous work assignments included various human resources positions at Grand Metropolitan, PLC Companies, including an expatriate assignment at the company's Corporate Center in London, as well as positions at Nissan Motor Manufacturing Corporation USA in Tennessee and Texas Instruments, Inc.

             Mr.  Michael  J.   Veitenheimer  was  named   Vice  President
          effective August 4, 1994 and has served as Secretary of the Company since July l, 1985, and General Counsel since December 1983. From 1983 to 1985, he was Assistant Secretary of the Company. Prior thereto, Mr. Veitenheimer was in private practice of law in Fort Worth, Texas.

          Terms of Office: Relationships

             The officers of the Company are elected annually by the Board of Directors at a meeting held immediately following each Annual Meeting of Shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

             There  are  no  family  relationships   among  the  executive
          officers, and there are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.

                               EXECUTIVE COMPENSATION

          Summary Compensation Table

             The   Summary   Compensation   Table    includes   individual
          compensation information on the Chief Executive Officer, the four other most highly paid executive officers as of February 1, 1997, a former chief executive officer and a former executive officer who would have been included in the table but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. For purposes of this table only, 1994(a) represents the seven month fiscal period ended January 29, 1995. The other two fiscal years shown are the full fiscal years ended February 3, 1996 and July 3, 1994.


                              Summary Compensation Table


                                                        Long-Term
                                                       Compensation
                                               Other      -------
Name and Principal    Fiscal      Annual       Annual      Stock    All Other
    Position           Year    Compensation   Compen-     Option     Compen-
                              Salary   Bonus sation(1)    Awards    sation(3)
                                ($)     ($)     ($)     (Shares)(2)    ($)
------------------    -----    ------------    -------   --------- ------------

Carson R. Thompson,    1996    181,077     0       -     500,000       8,995(3)
President and Chief
Executive Officer (4)


James E. Herlihy,      1996    219,928     0       -     221,959(2)   30,658(3)
Executive Vice         1995    194,135     0       -      46,896      26,656
President & Chief      1994(a)  89,423     0       -           0      12,487
Financial Officer      1994    147,000   353,445   -           0      64,814


Gerald A. Cook,        1996    193,750     0       -     135,000       6,060(3)
Senior Vice
President, Stores


Brent A.               1996    157,644     0       -     135,000      17,019(3)
Magnuson,
Senior Vice
President,
Merchandising &
Marketing


Michael J.             1996    149,880     0       -     22,489(2)    19,727(3)
Veitenheimer,          1995    131,481     0       -     15,374       18,402
Vice President,        1994(a)  65,192     0       -          0        9,212
General Counsel &      1994    104,471   149,185   -      4,500       33,982
Secretary


Robert  E.  M.         1996    262,308(5)  0       -    525,000(6) 1,206,976(7)
Nourse,                1995    392,308     0       -     75,000       51,484
former President       1994(a) 173,077     0       -          0       23,023
and Chief              1994    280,000   709,297   -          0      126,055
Executive Officer


Alexandra M.T.         1996    172,885(5)   0      -    180,000(6)   809,580(7)
Nourse,                1995    266,539      0      -     50,000       35,762
former Executive       1994(a) 124,039      0      -          0       16,883
Vice President         1994    205,000   493,006   -          0       89,643



          (1) "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. No named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

          (2) The 1986 Stock Option Plan and 1996 Long Term Incentive Stock Plan contain replacement option features providing for additional options to restore the potential future appreciation of any outstanding shares actually used to exercise a previously granted option. Replacement options are granted only in connection with stock-for-stock exchanges where an optionee exercises vested stock options with already owned stock of the Company. The replacement option which is received by the optionee is equal to the number of shares used to exercise the original options but excludes any shares forfeited for tax withholding. Replacement options have terms substantially similar to the original option, including the same expiration date, except they have an exercise price per share equal to the fair market value of a share of Common Stock on the date the replacement option is granted. Replacement options are exercisable 12 months from the date of the grant. During fiscal 1996, Mr. Herlihy and Mr.
               Veitenheimer obtained reload options covering 41,959 shares and 2,489 shares respectively.

          (3) The totals in this column reflect the aggregate value of the Company contributions to each named executive under the Stock Purchase Program, 401(k) Savings Plan, Supplemental Stock Program, Executive Disability Plan and life insurance. For fiscal period ended February 3, 1996, these amounts were as follows: Carson R. Thompson: $4,527; $3,173; $0; $800 and $475. James E. Herlihy: $10,996; $11,418; $5,077; $2,027 and
               $1,140.  Gerald  A. Cook:   $4,002; $0; $0;  $1,201 and  $857.
               Brent A.  Magnuson:    $3,912; $11,721;  $0;  $631  and  $755.
               Michael J. Veitenheimer:  $6,773; $11,241; $0; $958 and  $755.
               Robert E. M.  Nourse:   $13,115; $1,183;  $18,490; $1,243  and
               $1,140.  Alexandra  M. T.  Nourse:   $8,644; $2,697;  $10,269;
               $1,132 and $1,140.

          (4) Mr. Thompson was appointed President and Chief Executive Officer on September 5, 1996 and resigned on March 29, 1997.

          (5) Mr. Robert E. M. Nourse and Ms. Alexandra M.T. Nourse separated from the Company on September 5, 1996. Their respective compensation for fiscal 1996 represents a partial fiscal year.

          (6) Options granted to Robert E. M. Nourse and Alexandra M.T. Nourse during fiscal 1996 expired and were canceled upon their separation from the Company on September 5, 1996.

          (7) Includes, in addition to the amounts reflected in Note 3, above, severance related compensation in the amount of $1,191,805 for Mr. Nourse and $785,698 for Ms. Nourse. See "Termination Arrangements" at page 17.

          Stock Option Grants

             The following table provides information, with respect to individual grants under the 1986 Stock Option Plan or the 1996 Long-Term Incentive Stock Plan to the individuals named in the Summary Compensation Table, during the fiscal year ended February 1, 1997.


                          OPTION GRANTS IN LAST FISCAL YEAR

                                                               Potential
                                                               Realizable
                                                             Value at Assume
                            Percent of                       Annual Rates of
                           total options                       Stock Price
                  Options   granted to   Exercise              Appreciation
Name              Granted   employees    or base       Exp-   For the Option
                  (#)(1)       in        price       iration   Term ($)(3)
                           fiscal year  ($ share)(2)   Date      5%     10%
                  ------- ------------  -----------   -------  --------------

Carson R.        500,000     41.3%         7.00        *(4)      N/A      N/A
Thompson (4)       4,000(5)    N/A         7.25      3/12/06   18,240   46,200


James E.          60,000     18.3%         6.75      3/6/06   255,000  645,600
Herlihy           60,000                   7.63      3/6/06   202,200  592,800
                  60,000                   8.93      3/6/06   124,200  514,800
                   7,901(6)                8.25      7/15/01   41,006  103,898
                  17,226(6)               10.81      8/14/01  117,137  296,804
                  16,832(6)               10.81      6/24/02  114,450  290,015


Gerald A. Cook    45,000     11.1%         6.75       3/6/06  191,250  484,200
                  45,000                   7.63       3/6/06  151,650  444,600
                  45,000                   8.93       3/6/06   93,150  386,100


Brent A.          45,000     11.1%         6.75       3/6/06  191,250  484,200
Magnuson          45,000                   7.63       3/6/06  151,650  444,600
                  45,000                   8.93       3/6/06   93,150  386,100


Michael J.        20,000      1.8%         6.75       3/6/06   85,000  215,200
Veitenheimer       1,390(6)               10.75      11/7/99    9,396   23,810
                   1,099(6)               10.75      2/27/01    7,430   18,826


Robert  E.   M.  175,000       N/A         6.75       9/5/96     N/A      N/A
Nourse (7)       175,000                   7.63       9/5/96     N/A      N/A
                 175,000                   8.93       9/5/96     N/A      N/A



Alexandra  M.T.   75,000       N/A         6.75       9/5/96     N/A      N/A
Nourse (7)        75,000                   7.63       9/5/96     N/A      N/A
                  75,000                   8.93       9/5/96     N/A      N/A





          (1) Grants of options to purchase shares of Common Stock under the 1986 Stock Option Plan and 1996 Long-Term Incentive Stock Plan generally vest from the date of grant at a rate of 20% per year for five years and expire on the tenth anniversary of the date of grant. The Plan contains a provision which provides that, in the event of a change in control, as defined therein, all options granted under the plan immediately vest and become exercisable for a period of 60 days after the effective date of such change in control.

          (2) Exercise price is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of the grant.

          (3) These amounts represent assumed rates of stock price appreciation of 5% and 10% which are specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurances that the amounts reflected in the table will be achieved or maintained through the life of the option. The amounts shown represent the assumed value of the stock options, less the exercise price, at the end of the ten-year period, beginning on the date of grant and ending on the option expiration date. For example, based upon a ten-year period beginning on the date of grant on March 6, 1996, with a price of the Common Stock of $6.75, a share of Common Stock would have a value on March 6, 2006 of approximately $11.00 at an assumed appreciation rate of 5% and approximately $17.51 at an assumed appreciation rate of 10%. The closing price of the Company's stock on March 24, 1997 was $4.3750 per share.

          (4) Mr. Thompson resigned from the Company on March 29, 1997. The options granted on September 5, 1996 will expire pursuant to the terms of the 1996 Long-Term Incentive Stock Plan.

          (5) Represents options granted under the Company's 1991 Director Stock Option Plan which were granted to Mr. Thompson prior to his appointment as President and Chief Executive Officer.

          (6) By amendment dated December 5, 1995, a replacement stock option feature was added to the Plan whereby a new option is granted upon exercise of a prior grant if the payment of the exercise price is by tendering previously-owned shares. See
               Note 2 to Summary Compensation Table.

          (7) Mr. and Ms. Nourse departed the Company on September 5, 1996. Options granted in fiscal 1996 are reflected in the table. Since the grant date of the options was less than one year from the departure date, the options were automatically canceled. These canceled options are not included for purposes of calculating the percent of total options granted to employees during the fiscal year.

          Stock Option Exercises and Holdings

             The following table provides information with respect to the exercise of options by the individuals named in the Summary Compensation Table during the last fiscal year and the value of unexercised options held as of February 3, 1996.


   AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND YEAR END OPTION VALUES

                                              Number of          Value of
                                             Unexercised        Unexercised
                      Shares                   Options         In-the-Money
                     Acquired      Value      at 2/1/97     Options at 2/1/97
  Name             on Exercise    Realized   Exercisable/    ($)Exercisable/
                      (#)           ($)     Unexercisable    Unexercisable(1)
--------           -----------    --------  -------------    ----------------
Carson R. Thompson       0           0      10,750 / 500,000         0 / 0

James E. Herlihy    98,248     576,007     202,212 / 334,959    30,505 / 0


Gerald A. Cook           0           0       2,000 / 143,000         0 / 0


Brent A. Magnuson        0           0       3,000 / 143,000         0 / 0

Michael J.           6,838      46,733      27,099 /  37,764         0 / 0
Veitenheimer

Robert E. M.       113,197     301,204      75,000 / 0               0 / 0
Nourse(2)

Alexandra M.T.      95,174     249,714      50,000 / 0               0 / 0
Nourse(2)


          (1)The closing price of the Company's Common Stock on January 31, 1997 was $4.6250 per share.

          (2)Pursuant to Mr. Nourse's and Ms. Nourse's Executive Severance and Non-Competition Agreements (described below), all options previously granted to the Nourses at least one year prior to termination vested as of the termination date of their employment on September 5, 1996. The options remaining outstanding have a Board approved three year exercise period and an exercise price of $9.25 per share.

          Termination Arrangements

             On December 8, 1992, the Company entered into Executive Severance and Non-Competition Agreements (the "Agreements") with the then President and Chief Executive Officer and Executive Vice Presidents of the Company. The Agreements are intended to provide non-competition protection to the Company for a two year period following termination of employment and prohibit at any time the unauthorized disclosure or use of trademarks, trade secrets or other proprietary information or property of the Company other than in the service of the Company. In exchange, the officers are entitled to certain severance benefits in the event of the termination of employment including the payment of base salary and bonus prorated through the date of termination. These Agreements have three year terms with automatic annual one year extensions unless otherwise elected by the Company. In the event the officer is terminated without cause or following an involuntary reduction of his or her responsibilities, position or compensation, such officer will be entitled to receive his or her base salary, projected bonus and health benefits for up to a two year period following termination. Further, the officer will be entitled to immediate vesting of all or a part of any stock options granted to the officer more than 12 months prior to the termination date. To the extent certain of such stock options are exercised during the three months following termination of employment, the officer is also entitled to receive stock appreciation rights that are exercisable for a 21 month period thereafter for cash in an amount equal to the stock appreciation experienced from the date of exercise of the underlying option to the date of exercise of the stock appreciation right. The exercise of such stock appreciation rights, or measures taken by the Company to offset the costs of the rights should an exercise occur, would likely constitute an expense to the Company and a charge to earnings in the period exercised.

             On  September  5,  1996,   Mr.  Nourse's  and   Ms.  Nourse's
          employment  with  the  Company   terminated.    Their   severance
          arrangements are governed by the agreements discussed above. Total severance costs during the fiscal year were $1,191,805 for Mr. Nourse and $785,698 for Ms. Nourse which included a cash buyout of stock appreciation rights covering 501,424 shares. The maximum potential severance cost for both equals, assuming full two-year payout and no offsetting income from future employment during the second year, approximately $4,200,000.

             On November 1, 1996, the Company advised Mr. James E. Herlihy that it did not intend to continue the automatic contract
          extensions under  his  agreement.   As  a result,  Mr.  Herlihy's
          agreement will expire December 8, 1998.

          Compensation and Human Resources Committee Report

             The Compensation and Human Resources Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee consists of four independent, non-employee directors. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

             Compensation  Philosophy.      The   Company's  long-standing
          compensation philosophy is one of emphasizing performance-based compensation incentives which create a strong focus on growth in earnings per share and the enhancement of shareholder value. This focus is maintained through a program of competitive base salaries, a bonus program based on successfully achieving predetermined financial performance goals and a heavy emphasis on executive equity ownership. These compensation elements address both short-term and long-term performance goals and serve as the primary vehicles to attract and retain executives with abilities to further the growth and success of the Company. Total annual compensation (base salary plus target bonus) is targeted at the 75th percentile of comparable positions in other retailing companies of comparable size, i.e., the Comparative Group referred to below.

             The Company has elected to use the Standard & Poors Retail Stores Composite Index to compare the performance of the Company to that of a broad index of other retailers for purposes of the Shareholders' Total Return Graph presented elsewhere in this Proxy Statement. However, in reviewing compensation issues, the Committee focused on a narrower, more analogous group of retailers (the "Comparative Group"), along with national survey data. The Comparative Group is reviewed by the Committee annually, generally with the assistance of an outside compensation consultant, and changes to the group are made as necessary for comparability purposes. For fiscal year 1996, the Company re-examined its list of peer group companies to ensure that, on a current basis, the peer group reflected similarity to the Company in key comparative areas. Companies were selected on the following criteria: first, the company was in the business of specialty retail, with revenues of at least $175 million, but in no event more than $1 billion; and second, a preference was given to home furnishings retailers (mall and non-mall) and to mall-based retailers in other merchandise categories with operating, growth and earnings characteristics similar to the Company. Following this analysis, the Comparative Group was revised to 14 companies (an increase from 13 in the prior year, with eight new companies and six from the previously used group), the majority of which were not in the Retail Stores Composite
          Index: Ann Taylor, Bed Bath and Beyond, CML Group, Dress Barn, Gymboree, Haverty Furniture, Lechter's, Pier 1 Imports, Rhodes, Sports and Recreation, Sunglass Hut, Talbots, Tiffany & Co. and Williams-Sonoma. In the opinion of the Committee, these retailers were a more representative sampling of comparable companies for purposes of comparing CEO and executive officer compensation packages than the Standard & Poors Retail Stores Composite Index, which is made up of substantially larger companies.

             Base Salaries. The Committee reviews and approves salaries for the CEO and the other executive officers on an annual basis. Recommended base salaries are reviewed and set based on information derived from the Comparative Group and national surveys of compensation data, as well as evaluations of the individual executives' positions and expected future performance and contribution. In making salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels. Historically, salaries of Company executives were generally set at or below median levels. The Committee determined, after a review of comparative data for fiscal 1995, that the salary levels at some positions were not at competitive levels, which placed the Company at risk of losing executive management talent. As a result, the Committee began a process aimed at gradually moving base salaries upward to achieve median competitive base salary levels in relation to the Comparative Group. This process continued for fiscal 1996, although no base salary increases were given to the CEO and one other executive position. In the executive officer group, salaries for the fiscal year represented a range of 60% to 75% of projected total annual compensation with bonuses at target level.

             Annual  Incentive  Bonus.    Annual  incentive   bonuses  for
          executive officers are designed to satisfy the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the Executive Management Incentive Compensation Plan (the "Incentive Plan") effective July 4, 1994. The Incentive Plan, approved by shareholders on October 13, 1994, is a pay-for-performance plan intended to motivate and reward executive officers by directly linking cash bonuses to specific corporate financial targets relating to pre-tax profits, return on assets and growth in earnings per share.

             Under the Incentive Plan, bonus pools are created based upon profitability and return on assets. The bonus pool based upon profitability is derived by setting aside a fixed percentage of pre-tax profits, with the percentage leveraged upward as the level of profitability substantially exceeds the prior year. This leverage is intended to encourage management to achieve greater profitability. The plan contains a profit threshold that must be met for the payment of any bonus based on profitability. Recognizing that the base salary increases discussed above lessened the percentage of at-risk incentive compensation as a percentage of total target compensation, the Committee raised the profit threshold for fiscal 1996 such that a higher level of performance was required for the payment of any bonus based on profitability. The bonus pool based upon return on assets is derived by allocating a pre-set amount of bonus dollars for each percentage increase in the calculated return on assets above an established minimum. If the year-end return on assets is less than the minimum, no bonus dollars for return on assets are payable. The return on assets bonus is also leveraged such that the higher the return on assets percentage achieved, the higher the bonus dollars paid. The profit percentage and return on assets schedule related to the Incentive Plan are established by the Committee and approved annually by the Board of Directors. Individual target bonuses are determined based upon pre-established allocations of the aggregate bonus pool.

             If the threshold levels for profits and return on assets are met, the Incentive Plan permits bonus results to be adjusted through the application of a "growth factor" based upon earnings per share compared to the prior year. If applied, the growth factor leverages the bonus program such that, with superior financial performance, bonuses may be increased up to 50%, and if the minimum established earnings threshold is not achieved, bonuses are reduced to 50% of the earned amounts. In the opinion of the Committee, the compensation plan for fiscal 1996 was judged to have an adequate amount of upside and downside leverage such that the growth factor was not included in the plan for fiscal 1996.

             Pursuant to the terms of the Incentive Plan, the financial objectives and bonus results are based entirely on financial measures and discretion is not used to modify bonus amounts. Further, bonus payments that exceed certain target levels may, in the discretion of the Committee, be paid in the form of Company Common Stock.

             Compensation Results.    The  Company's  performance  for the
          period ended February 1, 1997 did not reach target levels of profitability, return on assets and earnings per share as established in March 1996. Since the minimum thresholds of these three compensation criteria were not achieved, the executive officers were not paid bonuses for the fiscal period, except as noted in the Summary Compensation Table.

             Stock Options/Equity Owner ship. The Company's compensation program is also intended to create long-term incentives for executives to act in ways that will create long-term growth in shareholder value. In 1996, to further its long-term pay practice, front-loaded and premium priced options were granted to the Company's CEO, Executive Vice Presidents and two Senior Vice Presidents with the expectation that no additional options would be granted for the following two years. These grants are reflected in the "Summary Compensation" and "Option Grants in Last Fiscal Year" tables contained in this Proxy Statement.

             The Company's 1986 Stock Option Plan was replaced and merged upon shareholder approval of the 1996 Long-Term Incentive Stock Plan at the annual meeting of shareholders in May 1996. This new plan provides the Committee with a flexible vehicle to structure future long-term incentive compensation arrangements tied directly to the creation of shareholder value which are responsive to the demands of the marketplace without unduly diluting shareholder interests.

             Pursuant to the 1996 Long-Term Incentive Stock Plan, awards are granted at the discretion of the Committee, usually once per year. The number of shares covered by such awards are determined based upon assessment of the individuals' performance. The Committee considers the recommendation of and relies on information provided by the CEO in determining awards to be granted to the non-CEO executive officers. To date the Company has used only nonqualified stock options which, when awarded, are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options typically vest over a five-year period (20% per year) and are not dependent on further performance criteria. The Committee believes that the periodic grant of time-vested stock options provide incentives that focus executives' attention on managing the business from the perspective of owners with an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.

             Consistent with the Committee's equity ownership philosophy, in fiscal 1993 stock ownership guidelines were implemented. Over a period of five years following adoption of the guidelines, executive officers are expected to accumulate and hold Company stock equal to the following values (excluding the value of any unexercised stock options): Chief Executive Officer - five times annual cash compensation (i.e., base salary and target annual bonus); Executive Vice Presidents - four times annual cash compensation; and other corporate officers - three times annual cash compensation. Executives have the opportunity to acquire stock through several Company sponsored stock plans, in some cases with Company matching contributions. Additional stock ownership may be achieved through the exercise of vested stock options or open market purchases. The Committee reviews annually the status of each officer's position with respect to the guidelines and is satisfied with the progress being made toward satisfaction of the ownership standards.

             CEO Compensation.   Mr. Robert  E. M.  Nourse served  as  CEO
          until his separation from the Company on September 5, 1996. His base salary for the fiscal year was set at $440,000, with projected total annual compensation, based upon targeted levels of Company profitability, return on assets and earnings per share growth of $735,000, equal to approximately the 75th percentile of comparable positions. On March 6, 1996, Mr. Nourse was granted nonqualified stock options covering 525,000 shares in three grants of 175,000 shares each, priced at $6.75, $7.63 and $8.93 per share with a seven year vesting schedule. Since none of these options had vested at the time of Mr. Nourse's separation, the options were canceled. On September 5, 1996, Mr. Carson R. Thompson was appointed President and CEO. The Committee determined that Mr. Thompson's base salary for the remainder of the fiscal year should be at the rate of $440,000 per year, with no bonus opportunity for fiscal 1996. Mr. Thompson was also granted a nonqualified stock option covering 500,000 shares, priced at $7.00 per share and vesting over a five year period, subject to acceleration in the event of voluntary retirement or relinquishment of the positions to effect a Board approved succession plan.

             Impact of Section 162(m) of the Internal Revenue Code. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit per year on the corporation tax deduction for compensation (including stock-based compensation such as stock options) paid with respect to the top five executive officers of publicly-held corporations, unless, in general, such compensation is performance-based and approved by shareholders. It is the
          Company's present intention that all amounts paid to its executives be fully deductible under the applicable tax laws. To maintain this deductibility, the Committee adopted and the Board of Directors and shareholders approved the Incentive Plan, along with the 1986 Stock Option Plan and the 1996 Long-Term Incentive Stock Plan.

             The Committee believes that the quality and motivation of management makes a significant difference in the performance of the Company, and that a compensation program which is tied to performance is in the best interests of shareholders. The Committee is of the opinion that the Company's compensation plans meet these important requirements.

                                                  Barbara Bass, Chair
                                                  Edmund H. Damon
                                                  Robert E. Runice
                                                  Shirley Young




          1992 - 1997 Shareholders' Total Return Graph

             The  following  graph   compares  the   Company's  cumulative
          shareholder return to the returns for all the companies in the S&P 500 Index and those companies comprising the S&P Retail Stock Composite Index for the five year period ended January 1997. The return values are based on an assumed investment of $100, as of the close of business on the last day of January 1992, in the Company's Common Stock and in each of the two comparator groups, with all dividends treated as reinvested and each comparator group weighted by each component company's market capitalization on the last day of January for each subsequent year through January 1997.

                                BOMBAY COMPARISON OF

                  FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BOMBAY,

                          S&P 500 AND S&P RETAIL COMPOSITE

                      Jan-92  Jan-93  Jan-94   Jan-95   Jan-96  Jan-97



BOMBAY                $100.0   $239.3  $441.7   $143.2   $92.8   $74.6



S&P 500               $100.0   $110.6  $124.7   $125.4  $173.8  $219.5



S&P RETAIL COMPOSITE  $100.0   $119.4  $115.2   $106.7  $115.0  $137.2




NOTE:     Assumes an initial investment of $100 on 1/31, 1992.
          Total return includes reinvestment of dividends.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the applicable national stock exchange. Executive officers, directors and beneficial owners in excess of ten percent (10%) of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

               Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all
          Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners in excess of ten percent (10%) were complied with during the fiscal year ended February 1, 1997 except that Mr. Robert S. Jackson, a director, failed to timely file on Form 4 reflecting the sale of 4,538
          shares  in November 1996.   The transaction was  reported on
          Form 5,  filed March 13, 1997.

                                CERTAIN TRANSACTIONS

               On July 1, 1991, Mr. Carson R. Thompson retired from his position as Chief Executive Officer of the Company. In connection therewith, the Company entered into a five year non-compete and consulting agreement with Mr. Thompson, commencing July 1, 1991. Under the terms of the consulting agreement, Mr. Thompson was paid $75,000 per year in consulting fees plus reimbursement for travel and business expense related thereto through June 30, 1996. He was also given continued eligibility for health care coverage under the Company's group medical plan. He continued in the position of Chairman of the Board, and an additional $25,000 (increased to $35,000 in fiscal 1994) per year was paid to Mr. Thompson as Chairman of the Board until his resignation from that position on September 5, 1996.

             On November 20, 1996 the Board of Directors approved a loan of up to $75,000 to Mr. Michael J. Veitenheimer, a Vice President of the Company, incident to the servicing of debt related to the exercise of stock options resulting in the purchase of Company stock in 1993. The loan bears interest at floating prime, and $70,000 had been loaned as of March 24, 1997.

             On December 9, 1996, the Company hired Mr. J. Michael Smith as Vice President, Human Resources. Incident to this employment and anticipated relocation, the Company agreed to provide Mr. Smith a secured bridge loan arrangement of up to $350,000 for the purchase of a residence in the Fort Worth, Texas area. The loan, if taken, would bear interest at current market rates, be secured by a first lien and be repayable upon the sale of Mr. Smith's existing home. No loan is currently outstanding.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

               The Board of Directors has selected Price Waterhouse LLP as independent accountants to audit the books, records and accounts of the Company for fiscal year 1997. Price Waterhouse LLP has served as the Company's independent accountants since 1975, and is, therefore, familiar with the affairs and financial procedures of the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

               Audit  and  audit  related   services  performed  by   Price
          Waterhouse LLP during the fiscal period ended February 1, 1997 included the audit of the financial statements of the Company.

               A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting on May 22, 1997 to answer questions and, if necessary, will be afforded an opportunity to make a statement regarding the financial statements.

                              PROPOSALS OF SHAREHOLDERS

               The Annual Meeting of Shareholders for the 1997 fiscal year is expected to be held on or about May 21, 1998, with the mailing of Proxy materials for such Meeting to be made on or about April 8, 1998. If a shareholder intends to submit a proper proposal for presentation at such Annual Meeting, the proposal must be received by the Company at its principal executive offices on or before December 10, 1997, in order to be considered for inclusion in the Proxy Statement and Proxy relating to such Meeting.

                                       GENERAL

             The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended February 1, 1997, as filed with the Securities and
          Exchange  Commission,  including  the  financial  statements  and schedules. Such report will be filed with the Securities and Exchange Commission on or before May 2, 1997. Requests for copies of such report should be directed to Michael J. Veitenheimer, Vice President, Secretary and General Counsel, The Bombay Company, Inc., 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107.

 Report to Shareholders

             The Report to Shareholders of the Company for the fiscal year ended February 1, 1997 has been forwarded to all shareholders. The Report, which includes audited financial statements, does not form any part of the material for the solicitation of Proxies.

             Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailings.


                                           By Order of the Board of Directors


                                                      MICHAEL J. VEITENHEIMER
                                                    Vice President, Secretary
                                                          and General Counsel


                         THE BOMBAY COMPANY, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned security holder of The Bombay Company, Inc., a Delaware Corporation, hereby appoints James E. Herlihy and Gerald A. Cook, and each of them, with the full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Shareholders scheduled to be held on Thursday, May 22, 1997, at 9:00 A.M., local time, at the Botanic Garden Center Complex, 3220 Botanic Garden Boulevard, Fort Worth, Texas 76107, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES NAMED ABOVE INTEND TO VOTE THE SECURITIES AT THEIR DISCRETION FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

(Continued and to be dated and signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS.

1.  To elect Class C Directors:
    Nominees:  Edmund H. Damon and Robert E. Runice
                For             Withheld
                / /               / /

    / /--------------------------------------------
       For all nominees except as noted above

2. In their discretion upon such other matters as may properly come before the meeting.


    / /  Mark here for address change and note at left

    / /  Mark here if you plan to attend the meeting

IF YOU RECIEVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more persons.)

Signature:----------------------------   Date:----------------------------

Signature:----------------------------   Date:----------------------------